UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 17, 2006

                               IFSA STRONGMAN, INC
             (Exact name of registrant as specified in its charter)

           Delaware                    000-50754               20-0929024
(State or Other Jurisdiction       (Commission File         (I.R.S. Employer
       of Incorporation)                Number)           Identification Number)

              28-32 Wellington Road, London, United Kingdom NW8 9SP
               (Address of principal executive offices) (zip code)

                                 44 20 7060 4372
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      On November 17, 2006, IFSA Strongman, Inc. (the "Company") received a loan in the aggregate principal amount of $165,054.14 from InvestGroup Sport Management, Inc., an entity which owns 8,023,298 shares of the Company's common stock, representing approximately 21.3% of the outstanding common stock of the Company, and which is controlled by Jussi Laurimaa the Chief Executive Officer of the Company.

      In connection with this loan the Company issued a convertible promissory note, which bears interest at 16% and matures on November 17, 2007. In the event that principal or interest due under the terms of the notes are not paid when due, the notes are convertible at a conversion price equal to 10% of the average of the closing price of the Company's common stock during the 10 trading days before, but not including, the conversion date.



Item 9.01   Financial Statements and Exhibits

Exhibit No.     Description
-----------     -----------

4.1             Form of 16% Convertible Promissory Note issued November 17, 2006


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            IFSA STRONGMAN, INC.


Dated: November 21, 2006                    By: /s/ Jussi Laurimaa
                                                --------------------------------
                                                Name:    Jussi Laurimaa
                                                Title:   Chief Executive Officer


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